CUSTODY AGREEMENT

     AGREEMENT dated as of April 3, 1992, between MANNING & NAPIER FUND, INC., a Maryland corporation (the "Fund"), having its principal office and place of business at One Lincoln First Square, Suite 1100, Rochester, NY 14604 and
BOSTON SAFE DEPOSIT AND TRUST COMPANY (the " Custodian"), a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.


                                  WITNESSETH



    That for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

1.  Definitions

          Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        (a) "Authorized Person" shall be deemed to include the persons duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

        (b) "Book-Entry System" shall mean the Federal Reserve/ Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

        (c) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Fund by any two Authorized Persons or any two officers thereof.

        (d)"Depository" shall mean The Depository Fund Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Sections 17(a) of the Securities Exchange Act of 1934 as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

        (e) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principle by the Government of the United States or agencies or instrumentalities thereof, commercial paper bank certificates of deposit, bankers' acceptances and short term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal Funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

        (f) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

        (g) "Prospectus" shall mean the Fund's current prospectus and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.

        (h) "Shares" refers to shares of Common Stock, par value $0.01 per share of the Fund.
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        (i) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities interest and investments from time to time owned by the Fund.

        (j) "Transfer Agent" shall mean the person which performs as the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Fund,

        (k) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

        (l) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

2.        Appointment of Custodian.

        (a) The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and monies at the time owned by or in the possession of the Fund during the period of this Agreement.

        (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3.        Compensation.

        (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-Pocket disbursements shall include, but shall not be limited to, the items specified in the Schedule of Out-of-Pocket charges annexed hereto as Schedule B and incorporated herein, which schedule may be modified by the Custodian upon not less than thirty days prior written notice to the Fund.

        (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Person or authorized representative of each party hereto.

        (c) The Custodian will bill the Fund as soon a practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule for the Fund. The Fund will promptly pay to the Custodian the amount of such billing.

4.       Custody of Cash and Securities.

        (a) Receipt and Holding of Assets. The Fund will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and monies until actually received by it. The Fund shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions or Written Instructions, as to the manner in which and in what amounts Securities and monies are to be deposited on behalf of the Fund in the Book-Entry System or the Depository; provided, however, that prior to the deposit of Securities of the Fund in the Book-entry System or the Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian in the Book-Entry System or the Depository. Securities and monies of the Fund deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts which the Custodian acts in a fiduciary or representative capacity.

        (b) Accounts and Disbursements. The Custodian shall establish an maintain a separate account for a the Fund and shall credit to the separate account all monies received by it for the account of such Fund and shall disburse the same only:

                1. In payment for Securities purchased for the Fund, as provided in Section 5 hereof;

                2. In Payment of dividends or distributions with respect to the Shares, as provided in Section 7 hereof;

                3. In payment of original issue or other taxes with respect to the Shares, as provided in Section 8 hereof;

                4. In payment for Shares which have been redeemed by the Fund, as provided in Section 8 hereof;

                5. Pursuant to Written Instructions, or with respect to Money Market Securities, Oral Instructions or Written Instructions, setting forth the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

                6. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund as provided in Section 11(h) hereof.

        (c) Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where securities purchased by the Fund are in a Fundable bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to the Fund. At least daily, the Custodian shall furnish the Fund with a detailed statement of the Securities and monies held for the Fund under this Agreement as may be agreed to by the parties from time to time.

        (d) Registration of Securities and Physical Separation. All Securities held for the Fund which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry system or the Depository or their successor or successors, or their nominee or nominees. The Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry system of the Depository, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities specifically allocated to the Fund which are not held in the Book-Entry System or the Depository in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons.

     (e) Segregated Accounts. Upon receipt of a Written Instruction the Custodian will establish segregated accounts on behalf of the Fund to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such Segregated Accounts only as it shall be directed by subsequent Written Instruction.

     (f) Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by a Written Instruction, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Fund in accordance with this Agreement:

            1. Collect all income due or payable;

            2. Present  for  payment and collect the amount payable upon all
               Securities which may mature or be called, redeemed or retired, or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by the Fund and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payments or other defaults resulting therefrom; unless the Custodian received timely notification from the Fund specifying the time, place an manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian my furnish to the Fund with respect to put bonds;

            3. Surrender Securities in temporary form for definitive Securities;

            4. Execute  any  necessary  declarations  or  certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

         5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Fund.

        (g) Delivery of Securities and Evidence of Authority. Upon receipt of a Written Instruction and not otherwise, except for subparagraphs 5, 6, 7, and 8 which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or the Depository shall;

            1. Execute  and  deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

           2. Deliver or cause to be delivered any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

            3. Deliver  or  cause  to  be  delivered  any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account or other instruments or documents as my be issued to it to evidence such delivery;

            4. Make  or  cause  to  be  made  such  transfers  or  exchanges of the assets specifically allocated to the separate account of the Fund and take such other steps as shall be stated in Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger consolidation or recapitalization of the Fund;

            5. Deliver  Securities  upon  the  sale of such Securities for the account of the Fund pursuant to Section 5;

            6. Deliver  Securities  upon  the  receipt  of  payment  in connection with any repurchase agreement related to such Securities entered into by the Fund;

            7. Deliver Securities owned by the Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds which are owned by the Fund and held by the Custodian or its nominee. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payment of other default resulting therefrom; unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds;

            8. Deliver Securities for delivery in connection with any loans of securities made by the Fund but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and Fund which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

            9. Deliver Securities for delivery as security in connection with any borrowings by the Fund requiring a pledge of Fund assets, but only against receipt of amounts borrowed;

           10. Deliver Securities upon receipt of Written Instructions from the Fund for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

           11. Deliver Securities as collateral in connection with short sales by the Fund of common stocks for which the Fund owns the stock or owns preferred stocks or debt securities convertible or exchangeable, without payment or further consideration, into shares of the common stock sold short;

           12. Deliver Securities for any purpose expressly permitted by and in accordance with procedures described in the Fund's Prospectus; and

           13. Deliver Securities for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Directors signed by an Authorized Person and certified by the Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

        (h) Endorsement and Collection of Checks, Etc. The Custodian is hereby authorized to endorse and collect all checks, drafts, or other orders for the payment of money received by the Custodian for the account of the Fund.

5. Purchase and Sale of Investments of the Fund.

        (a) Promptly after each purchase of Securities for the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Written Instruction, and (ii) with respect to each purchase of Money Market Securities, either a Written Instruction or an Oral Instruction, in either case specifying with respect to each purchase: (1) the name of the issuer and the title of the Securities; (2) the number of shares or the principle amount purchased and accrued interest, if any; (3) the date of purchase and settlement; (4) the purchase price per unit; (5) the total amount payable upon such purchase; (6) the name of the person from whom or the broker through whom the purchase was made, if any; (7) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (8) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository. The Custodian shall receive the Securities purchased by or for the Fund and upon receipt of Securities shall pay out of the monies held for the account of the Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instructions.

        (b) Promptly after each sale of Securities of the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Written Instruction, and (ii) with respect to each sale of Money Market Securities, either a Written
            Instruction or an Oral Instruction, in either case specifying with respect to each purchase: (1) the name of the issuer and the title of the Securities; (2) the number of shares or the principle amount sold and accrued interest, if any; (3) the date of sale; (4) the sale price per unit; (5) the total amount payable to the Fund upon such sale; (6) the name of the broker through whom or the person to whom the sale was made; and (7) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker of other person designated by the Fund upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable to the Fund as set forth in such Written or Oral Instruction.  Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

6. Lending of Securities.

If the Fund is permitted, and as disclosed in its Prospectus, to lend Securities, within 24 hours after each loan of Securities, the Fund shall deliver to the Custodian a Written Instruction specifying with respect to such loan: (a) the names of the issuer and the title of the Securities; (b) the number of shares or the principle amount loaned; (c) the date of loan and delivery; (d) the total amount to be delivered to the Custodian, and specifically allocated against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (e) the name of the broker, dealer or financial institution to which the loan was made; and (f) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

Promptly after each termination of a loan of Securities, the Fund shall deliver to the Custodian a Written Instruction specifying with respect to each loan termination and return of Securities; (a) the name of the issuer and the title of the Securities to be returned; (b) the number of shares or the principle amount to be returned; (c) the date of termination; (d) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instructions); (e) the name of the broker, dealer, or financial institution from which such Securities will be returned; and (f) whether such return is to be effected through the Book-Entry System or the Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay the total amount payable upon such return of Securities as set forth in the Written Instructions. Securities returned to the Custodian shall be held as they were prior to such loan.

7. Payment of Dividends and Distributions.

        (a) The Fund shall furnish to the Custodian the vote of the Board of Directors of the Fund certified by the Secretary (i) authorizing the declaration of distributions on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by the  Fund,  the  date  of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per  share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

        (b) Upon the payment date specified in such vote, Oral Instructions, or Written Instructions, as the case may be, the Custodian shall pay out the total amount payable to the Transfer Agent of the Fund.

8. Sale and Redemption of Shares of the Fund.

        (a) Whenever the Fund shall sell any Shares, the Fund shall deliver or cause to be delivered to the Custodian a Written Instruction duly specifying:

1.  The name of Shares sold, trade date, and price; and

2. The amount of money to be received by the Custodian for the sale of such Shares.



The Custodian understand and agrees that Written Instructions may be furnished subsequent to the purchase of Shares and that the information contained therein will be derived from the sales of Shares as reported to the Fund by the Transfer Agent.

        (b) Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Fund.

        (c) Upon issuance of any Shares in accordance with the foregoing provisions of the Sections 8, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon receipt of a Written Instruction specifying the amount to be paid.

        (d) Except as provided hereafter, whenever any Shares are redeemed, the Fund shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions, specifying:

1.  The number of Shares Redeemed; and

2.  The amount to be paid for the Shares redeemed.



The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Fund by the Transfer Agent.

        (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares received by the Transfer Agent for redemption, and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent of the total amount specified in a Written Instruction issued pursuant to paragraph (d) of this Section 8.

        (f) Notwithstanding the above provisions regarding the redemption of Shares, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a
                    Written Instruction shall, upon receipt of advice from the
                 Fund or its agent stating that the redemption is in good form for redemption in accordance with the check redemption
                    procedure, honor the check presented as part of such check redemption privilege out of the monies specifically allocated to the Fund in such advice for such purpose.

9.  Indebtedness.

        (a) The Fund will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Fund borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the
       Fund against delivery of a stated amount of collateral.  The Fund shall promptly  deliver  to  the Custodian Written Instructions stating with respect to each such borrowing: (1) the name of the bank; (2) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (3) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (4) the date on which the loan becomes due and payable; (5) the total amount payable to the Fund on the borrowing date; (6) the market value including the name of  the issuer, the  title  and  the  number of shares or the  principal amount of any particular Securities; (7) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and (8) a statement that such loan is in conformance with the 1940 Act and the
    Fund's Prospectus.

        (b) Upon receipt of the Written Instruction referred to in subparagraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written
      Instruction. The Custodian may, at the option of the lending bank, keep such collateral, in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note  or  loan agreement.  The Custodian shall deliver as additional collateral in the manner directed by the Fund from time to time such
        Securities as may be specified in Written Instruction to collateralize further any transaction described in this Section 9.  The Fund shall cause  all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it.  In the event that  the  Fund  fails  to specify in Written Instruction all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held under hereunder as it was prior to being used as collateral.

10. Persons Having Access to Assets of the Fund

        (a) No Director or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment advisor with any sub-investment advisor of the Fund or with the Fund's administrator shall have access to the assets of the Fund.

        (b) The individual employees of the Custodian duly authorized by the Board of Directors of the Custodian to have access to the assets of the Fund are listed in certification annexed hereto as Appendix B. The Custodian shall advise the Fund of any change in the individuals authorized to have access to the assets of the Fund by written notice to the Fund accompanied by a certified copy of the authorizing resolution of the Custodians Board of Directors approving such change.

        (c) Nothing in this Section 10 shall prohibit any officer, employee or agent of the Fund, or any officer director, employee or agent of the investment adviser, of any sub-investment adviser of the Fund or of the Fund's administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 10.

11. Concerning the Custodian.

        (a) Standard of Conduct. Except as otherwise provided herein, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the
           Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion, the Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or the
                Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees or agents.

        (b) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

1. The validity of the issue of any Securities purchased by the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefore;

2. The legality of the sale of any Securities by the Fund or the propriety of the amount for which the same are sold;

3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

5.  The legality of the declaration or payment of any distribution of the Fund;

6. The legality of any borrowing for temporary or emergency administrative purposes.


        (c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether to not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or the Depository.

        (d) Amounts Due from Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent nor to take any action to effect the payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

        (e) Collection Where Payment Refused. The Custodian shall not be under any duty or obligations to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by a
                Certificate and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with such action.

        (f) Appointment of Agents and Sub-Custodians. The Custodian may appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or
                      Depositories or as Sub-Custodian or as Sub-Custodians of
                Securities and monies at any specified time owned by the Fund, upon terms and conditions specified in a Certificate.  The
                 Custodian shall use reasonable care in selecting a Depository and/or Sub-Custodian located in a country other than the United
                       States ("Foreign Sub-Custodian"), and shall oversee the
            maintenance of any Securities or moneys of the Fund by any Foreign
                Sub-Custodian.  In addition, the Custodian shall hold the Fund harmless from and indemnify the Fund against, any loss that occurs as a result of the failure of any foreign Sub-Custodian to exercise reasonable care with respect to the safekeeping of
            Securities and monies of the Fund.

        (g) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund are such as may properly be held by the Fund under the provisions of the Prospectus.

        (h) Compensation of the Custodian. The Custodian shall be entitled to receive, and the Fund agrees to pay to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Fund.  The Custodian may charge against any monies held on behalf of the Fund pursuant to this Agreement such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to the Agreement.  The Custodian shall also be entitled to charge against any money held on behalf of the
               Fund pursuant to this Agreement the amount of any loss, damage, liability or expense incurred with respect to the Fund, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreements.

The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions outside of Boston, Massachusetts or New York City, New York involving the purchase and sale of Securities.

        (i) Reliance on Certificates and Instructions. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two officers of the Fund. The Custodian shall be entitled to rely upon any Written Instructions or
          Oral Instructions actually received by the Custodian pursuant tot he applicable Sections of the Agreement and reasonably believed by the
            Custodian to be genuine and to given by an Authorized Person.  The
          Fund agrees to forward to the Custodian Written Instructions from an
         Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business in the same day that such Oral Instructions are given to the Custodian.  The
           Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the
                Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

        (j) Inspection of Books and Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund and by appropriate employees of the Securities and Exchange Commission.

The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

12. Term and Termination.

        (a) This agreement shall become effective in the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

        (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of the receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a certificate vote of the Board of Directors of the Fund, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

In the event that such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a certified vote of the Board of Directors of the Fund, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Fund fails to designate a successor custodian, the Fund shall upon the date specified in the notice of termination of the Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the
Fund) and monies then owned by the Fund, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

        (c) Upon the date set forth in such notice under paragraph (b) of this
Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian on behalf of the Fund, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall them be entitled.

13. Limitation of Liability

The Fund and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund. The execution and delivery of the Agreement have been authorized by the Directors of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorizations by such Directors of the Fund, nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of the or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund.

14.  Miscellaneous

        (a) Annexed hereto as Appendix A is a certification setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an
         Authorized Person or in the event that other or additional Authorized
          Person are elected or appointed.  Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification

        (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices as One Boston Place, Boston, Massachusetts 02108 or at such other place as the Custodian may use from time to time designate in writing.

        (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at One Lincoln First Square, Suite 1100, Rochester, NY 14604 or at such other place as the Fund may from time to time designate in writing.

        (d) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement (i) authorized and approved by a vote of the Board of
       Directors of the Fund, including a majority of the members of the Board of Directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act), or (ii) authorized and approved by any such other procedures as may be permitted or required by the 1940 Act.

        (e) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board of Directors of the Fund, and any attempted assignment without such written consent shall be null and void.

        (f) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

        (g) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        (h) This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.



MANNING & NAPIER FUND, INC.

By:  /s/ B. Reuben Auspitz
Name:  B. Reuben Auspitz
Title: Vice President


BOSTON SAFE DEPOSIT AND TRUST COMPANY

By: /s/ Christine M. Crea
Name: Christine M. Crea
Title: Vice President

                              THE BOSTON COMPANY
                               FEE SCHEDULE FOR
                       MANNING & NAPIER ADVISORS, INC.

Custody Charges
                Basis Points
Country         Per Annum                    Transaction Charge

Argentina       24 basis points                  $50.00
Australia       5 basis points                   $60.00
Austria         10 basis points                  $60.00
Belgium         5 basis points                   $90.00
Brazil*         30 basis points                  $80.00
Canada          5 basis points                   $30.00
Chili*          16 basis points                  $60.00
Cyprus*         60 basis points                  $175.00
Denmark         18 basis points                  $60.00
Euroclear/CEDEL 2.5 basis points                 $20.00
Finland         18 basis points                  $ 60.00
France          5 basis points                   $125.00
Germany         6 basis points                   $ 75.00
Greece          60 basis points                  $175.00
Hong Kong       20 basis points                  $125.00
Indonesia       10 basis points                  $ 60.00
Ireland         21 basis points                  $ 70.00
Israel          35 basis points                  $ 70.00
Italy           15 basis points                  $ 75.00
Japan           6 basis points                   $ 50.00
Jordan          35 basis points                  $ 75.00
Korea           20 basis points                  $ 90.00
Luxembourg      6 basis points                   $ 75.00
Malaysia        20 basis points                  $125.00
Mexico          15 basis points                  $ 50.00
Netherlands     5 basis points                   $ 50.00
New Zealand     5 basis points                   $ 60.00
Norway          20 basis points                  $ 70.00
Pakistan        60 basis points                  $250.00
Philippines     45 basis points                  $125.00
Portugal        24 basis points                  $ 60.00
Singapore       24 basis points                  $200.00
Spain           35 basis points                  $200.00
Sri Lanka*      60 basis points                  $175.00
Sweden          25 basis points                  $ 75.00
Switzerland     10 basis points                  $ 60.00
Thailand        28 basis points                  $ 90.00
Turkey          60 basis points                  $250.00
United Kingdom  5 basis points                   $ 60.00
United States   2 basis points                   $ 15.00
Uruguay         24 basis points                  $ 60.00
Venezuela       24 basis points                  $ 60.00

*Please contact your account representative prior to investing in these markets. These markets may require special applications and associated fees.

                              THE BOSTON COMPANY
                               FEE SCHEDULE FOR
                       MANNING & NAPIER ADVISORS, INC.

Our proposal includes:


  - Safekeeping of Assets held by the Funds
  - Settlement of Portfolio Transactions
  - Corporate Action Processing
  - Income Collection
  - Tax Reclamation (global Funds)
  - Daily, Weekly, and Monthly Reporting


I       CUSTODY CHARGES
        See attached chart for Custody Charges.


II      MINIMUM FEES
        A minimum fee of $30,000 per portfolio, per annum will apply.

III     OUT-OF-POCKET CHARGES
        Reimbursable out-of-pocket expenses will be added to each monthly invoice and will include, but are not limited to, such customary items as telephone,telex, wire charges ($3.50 per wire), stamp duties, securities registration, postage and courier charges.

We reserve the right to renegotiate our fee proposal should the actual services required vary materially from the assumptions provided.

This fee proposal will remain in effect for 90 days from April 1, 1992.



                                 APPENDIX A-1


          We, Beth A. Hendershot, Chief Financial Officer and Barbara Lapple, Secretary of the Manning & Napier Fund, Inc. a Corporation organized under the laws of Maryland (the "Fund"), do hereby certify that:

     The list on the attached pages (A-2) contains those individuals that have been duly authorized as Authorized Persons to give Oral Instructions and any two of said individuals shall be authorized to give Written Instructions on behalf of the Fund and the signatures set forth opposite their respective names are their true and correct signatures.

       Any Written Instruction given in connection with the issuance of checks and other drafts in payment of the Fund's operating expenses and other disbursements as provided therein must include the signatures of either Beth
A. Hendershot and Debra Roach or Brian Mahoney.





/s/ Beth A. Hendershot
Beth A. Hendershot, Chief Financial Officer


/s/ Barbara Lapple
Barbara Lapple, Secretary

                                APPENDIX A-2



          The Directors of the Manning & Napier Fund, Inc have directed by unanimous consent that:


     RESOLVED, that the following people are authorized to deliver Written and Oral Instructions to Norstar Bank, N.A. and Boston Safe Deposit and Trust regarding the above-mentioned Fund.



Julie M. Raschella                                     /s/ Julie M. Raschella

Dan Rector                                             /s/ Dan Rector

Sharon Stern                                           /s/ Sharon Stern

Michele L. Bardwell                                    /s/ Michele L. Bardwell

Brenda F. Watkins                                      /s/ Brenda F. Watkins

James R. Kerg                                          /s/ James R. Kerg

Debra Roach                                            /s/ Debra Roach

Karin Winters                                          /s/ Karin Winters

Beth Hendershot                                        /s/ Beth Hendershot

Cathleen Rugg                                          /s/ Cathleen Rugg

Larry Leon                                             /s/ Larry Leon

Steve Horan                                            /s/ Steve Horan

Philip Byrne                                           /s/ Philip Byrne

Jodi L. Hedberg                                        /s/ Jodi l. Hedberg

Brian Mahoney                                          /s/ Brian Mahoney


Dated:  April 3, 1992  /s/ Barbara Lapple
                      Barbara Lapple, Secretary

                    APPENDIX B -  INDIVIDUALS WITH ACCESS


     I, Lynne E. Larkin, Secretary of Boston Safe Deposit and Trust Company, a Massachusetts corporations (the "Custodian"), do hereby certify that:

       The following eleven named individuals have been duly authorized by the Executive Committee of the Board of Directors of the Custodian to have access to the assets of MANNING & NAPIER FUND, INC., a corporation organized under the laws of Maryland, held by the Custodian in its capacity as such:

Kevin Connolly
Karen D. DeVitto
Joan M. Donahue
Eric Greene
Pricilla Hardy
Russell G. McAdams, II
Eleanor Millan
Cynthia Peluso
Geraldine A. Ryan
Virginia Shea
Merton E. Thompson, III


                                               /s/ Lynne E. Larkin
                                               Lynne E. Larkin, Secretary

        Boston Safe Deposit and Trust Company

                                  SCHEDULE B

       The Fund will pay to the Custodian as soon as possible after the end of each month all out-of-pocket expenses reasonably incurred in connection with the assets of the Fund.

THE BOSTON COMPANY                      The Boston Company
                                        Advisors, Inc.
                                        31 St. James Avenue
                                        Boston, MA  02116-4111

                                      October 12, 1994

Mr. Timothy Mullaney
Chief Financial Officer
Manning & Napier Advisors, Inc.
One Lincoln First Square, Suite 1100
Rochester, New York  14604


     Dear Tim,

As we discussed, enclosed is a proposed fee arrangement for the custodial services the Boston Company currently provided to Manning & Napier. The minimum custody fee per portfolio has been decreased from $2,500 to $500 per account, per month. If this proposal is acceptable to Manning & Napier, it will be retroactive to January 1994. Please review this arrangement and call me at your convenience. I look forward to working with you in the future.



                                        Sincerely
                                       /s/ Caroline Kates
                                       Caroline Kates
                                       Client Service Manager


     A company of Mellon Bank Corporation

                              THE BOSTON COMPANY
                               FEE SCHEDULE FOR
                       MANNING & NAPIER ADVISORS, INC.

Our proposal includes:

  - Safekeeping of Assets held by the Funds
  - Settlement of Portfolio Transactions
  - Corporate Action Processing
  - Income Collection
  - Tax Reclamation (global Funds)
  - Daily, Weekly, and Monthly Reporting


I       MINIMUM FEES
        A minimum fee of $500.00 per account per month.

II      CUSTODY CHARGES
See attached chart for Custody Charges.

III     OUT-OF-POCKET CHARGES
        Reimbursable out-of-pocket expenses will be added to each monthly invoice and will include, but are not limited to, such customary items as telephone, telex, wire charges ($3.50 per wire), stamp duties, securities registration, postage and courier charges.



                              THE BOSTON COMPANY
                               FEE SCHEDULE FOR
                       MANNING & NAPIER ADVISORS, INC.


FEE ARRANGEMENT -  FLEXIBLE YIELD SERIES (I, II, III),

DIVIDEND INTEREST PAYMENTS


  Depository            $5.00
  Physical              $30.00
  Corporate Actions     $60.00

Fees will be calculated based n actual activity, effective through December 31, 1994. Minimum fees will be waived.

MELLON TRUST  One Cabot Road
              Medford, MA 02155-5159

October 30, 1997

Ms. Christine Glavin
Fund Accounting Manager
Manning & Napier Advisors, Inc.
1100 Chase Square
Rochester, NY  14604

Dear Christine:


Please find attached the custodian fee schedule currently in effect between Manning & Napier and Boston Safe Deposit & Trust. The attached fee schedule, which may be included as an addendum to the Custody Agreement between Manning & Napier and Boston Safe, applies to the following series of Manning & Napier Fund, Inc.


               Small Cap Series
               Technology Series
               International Series
               Global Fixed Income Series
               World Opportunities Series
               Blended Asset Series I
               Flexible Yield Series I
               Flexible Yield Series III
               New York Tax Exempt Series
               Ohio Tax Exempt Series
               Diversified Tax Exempt Series
               Energy Series
               Financial Services Series
               Life Sciences Series
               Blended Asset Series II
               Maximum Horizon Series
               Defensive Series
               Flexible Yield Series II
               Tax Managed Series

Please call if you have questions or need additional information.

Sincerely

/s/ Stephen P. Browne
Stephen P. Brown
Vice President

                   BOSTON SAFE DEPOSIT & TRUST
                       MUTUAL FUND CUSTODY FEE SCHEDULE
                         MANNING & NAPIER FUND, INC.




I.    ACCOUNT MAINTENANCE

To be charged per Account, per month only if the generated
Invoice does not meet the $250.00 minimum.

II.   DOMESTIC ASSET CHARGES

First $50 million                               2.0bp
Next $450 million                               1.0bp
Next $500 million                               .75bp
Excess                                          .50bp

III.  TRANSACTION FEES
FBE Receipt or Delivery                                  10.00
PTC Receipt or Delivery                                  15.00
DTC Receipt or Delivery                                  10.00
Physical Receipt or Delivery                             20.00
Options: Write, Close, Expire or Exercise                12.00
Third Party FX                                           20.00
Wires                                                     3.50

III.  OUT OF POCKET EXPENSES


Reimbursable out-of-pocket expenses will be added to each monthly invoice and will include, but not be limited to, such customary items as telephone, wire charges (3.50 per wire), postage and insurance, courier services and duplication charges.

III.     GLOBAL ASSET AND TRANSACTION CHARGES

See attached country by country schedule.

                         MANNING & NAPIER FUND, INC.
                             GLOBAL FEE SCHEDULE

Country                  Asset Charge     Transaction Charge


United Kingdom            2.50           20
Germany                   2.50           20
Canada                    2.50           20
Euroclear                 2.50           20
Cedel                     2.50           20
Australia                 2.50           20
Japan                     2.50           20
New Zealand               5.00           30
Netherlands               5.00           30
South Africa              5.00           30
Denmark                   5.00           30
Italy                     5.00           30
Switzerland               5.00           30
Ireland                   5.00           30
Sweden                    5.00           30
Spain                     5.00           30
Belgium                   5.00           30
France                    5.00           30
Mexico                    12.00          40
Austria                   12.00          40
Norway                    12.00          40
Singapore                 12.00          40
S. Korea                  12.00          40
Finland                   12.00          40
Malaysia                  12.00          40
Thailand                  12.00          40
Israel                    12.00          40
Hong Kong                 12.00          40
Sri Lanka                 35.00          50
Czech Republic            35.00          50
Philippines               35.00          50
Argentina                 35.00          50
Taiwan                    35.00          50
Turkey                    35.00          50
Indonesia                 45.00          60
Portugal                  45.00          60
Peru                      45.00          60
Luxembourg                45.00          60
Chile                     60.00          85
Brazil                    60.00          85
Greece                    60.00          85
Jordan                    60.00          85
Mauritius                 60.00          85
Poland                    60.00          85
Pakistan                  60.00          85
Bangladesh                60.00          85
China -  Shenzhen         60.00          85
India                     60.00          85
Cyprus                    60.00          85
Uruguay                   60.00          85
Venezuela                 60.00          85
Colombia                  60.00          85
China -  Shanghai         60.00          85